Exhibit 23



INDEPENDENT AUDITORS' CONSENT


We consent to the incorporation by reference in Registration Statements No. 33-54783, 33-
54789, 33-61471, and 33-61473 of Gottschalks
Inc. on Form S-8 of our report dated February
23, 2000 (April 24, 2000 as to Note 15),
appearing in this Annual Report on Form 10-K of Gottschalks Inc. for the year ended January
29, 2000.


/s/ DELOITTE & TOUCHE LLP

Fresno, California
April 24, 2000